Exhibit 1.1

EXECUTION VERSION

Customers Bancorp, Inc.

Fixed-to-Floating Rate Perpetual Preferred Stock, Series C

Underwriting Agreement

May 11, 2015

Morgan Stanley & Co. LLC
UBS Securities LLC
as Representatives of the several
Underwriters named in Schedule I hereto

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, NY  10036

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, NY  10019

Ladies and Gentlemen:

Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), proposes, subject to the terms and conditions of this underwriting agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you, Morgan Stanley & Co. LLC and UBS Securities LLC, are acting as representatives (the “Representatives”), an aggregate of 2,000,000 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 300,000 additional shares (the “Optional Securities”) of the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).  The terms of the Securities will be set forth in the Statement with Respect to Shares to be filed by the Company with the Department of State of the Commonwealth of Pennsylvania.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-188040) relating to the Securities.  The registration statement, as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the base prospectus filed as part of such Registration Statement, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as amended and supplemented by the prospectus supplement specifically relating to the Securities immediately prior to the Time of Sale (as defined below), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.  For purposes of this Agreement, at or prior to 2:30 p.m. (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Prospectus”): a preliminary prospectus dated May 11, 2015, and each free writing prospectus listed in Schedule II hereto as constituting part of the Time of Sale Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.           Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)
The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement has been issued or is in effect, and no proceedings for such purpose have been initiated or are pending before or threatened by the Commission. No order preventing or suspending the use of the preliminary prospectus or any free writing prospectus has been issued by the Commission.

(b)
(i) Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, Time of Sale Prospectus, any free writing prospectus or the Prospectus, when they became effective or were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any further documents filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, Time of Sale Prospectus, any free writing prospectus or the Prospectus, when they become effective or are filed with the Commission, will comply in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of such documents will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at each Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)
(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the Securities Act.

(d)
Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be (within the time period specified in Rule 433 under the Securities Act), filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  When taken together with any preliminary prospectus filed prior to the first use of the free writing prospectus, any free writing prospectus did not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. Except for the free writing prospectuses, if any, identified in Schedule II hereto, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to, and will not, without your prior consent, prepare, use, authorize, approve or refer to, any free writing prospectus.

(e)
No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement except as set forth on Schedule II hereto.

(f)
The Company has been duly incorporated, is presently subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a material adverse effect on the general affairs, management, financial position or prospects, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).  The Company has not elected to be treated as a financial holding company.

(g)
Customers Bank (the “Bank”) is a corporation duly chartered as a bank in the Commonwealth of Pennsylvania and is presently subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.  The Bank has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.  The Bank is the only “significant subsidiary” of the Company (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company.

(h)	This Agreement has been duly authorized, executed and delivered by the Company.

(i)
The Statement with Respect to Shares has been duly authorized by the Company and sets forth the rights, preferences and priorities of the Securities, and the holders of the Securities will have the rights set forth in the Statement with Respect to Shares.

(j)
The Company has an authorized capitalization as set forth in the Time of Sale Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.  The shareholders of the Company have no preemptive rights with respect to the Securities.

(k)
The Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable.

(l)
The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated herein by the Company will not contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or with the giving of notice or lapse of time would be in default under) (i) any provision of applicable law, (ii) the articles of incorporation or by-laws of the Company, in each case, as amended or restated to date, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary and applicable to the Company, except in the case of clauses (i), (iii) and (iv) for such breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(m)
Other than the filing of the Statement with Respect to Shares, a registration statement on Form 8-A pursuant to the Exchange Act and an application to list the Securities on the New York Stock Exchange (the “NYSE”), no consent, approval, authorization, filing with or order of, registration or qualification of or with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities or the transactions contemplated by this Agreement, except as such have already been obtained under the Securities Act, as such may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and as such will have been obtained prior to the First Closing Date.

(n)
Neither the Company nor the Bank (i) is in violation of its organizational documents or (ii) is in violation of or in default under (or with the giving of notice or lapse of time would be in default) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound,  except in the case of clause (ii) for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(o)
The Bank is not currently prohibited, directly or indirectly, from paying dividends to the Company, from making any other distribution on the Bank’s capital stock, from repaying the Company any loans or advances to the Bank from the Company or from transferring any of the Bank’s property or assets to the Company, except as described in or contemplated by the Time of Sale Prospectus and except as prohibited, restricted or limited by applicable banking laws and regulations.

(p)
There has not occurred any change, development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, whether or not arising in the ordinary course of business (a “Material Adverse Change”), other than as set forth in the Time of Sale Prospectus; and there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, any material change in the capital stock of the Company or any of its subsidiaries nor any material increase in the short- or long-term debt of the Company, in each case other than as set forth or contemplated in the Time of Sale Prospectus.

(q)
There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings (i) that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement that are not described or filed).

(r)
Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(s)
The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t)
Each of the Company and its subsidiaries has all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to have the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such license, permit, consent, order, approval or other authorization that, if determined adversely to the Company or its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u)
The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(v)
There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(w)
Neither the Company nor any of its subsidiaries or affiliates has taken or will take, nor, to the Company’s knowledge, has any director, officer or employee or any agent or representative of the Company or of any of its subsidiaries or affiliates, taken, any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in violation of applicable anti-corruption laws; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(x)
The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)
a)  Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer or employee or any agent or representative of the Company or of any of its subsidiaries or affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)
the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)	The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)
For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)
The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes (including assessments, fines or penalties) required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves required by Generally Accepted Accounting Principles in the United States (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(aa)
BDO USA, LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

(bb)
Baker Tilly Virchow Krause, LLP (the successor to ParenteBeard LLC), who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

(cc)
The financial statements included in the Registration Statement and the Time of Sale Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis.

(dd)
The Company and each of its subsidiaries maintain a system of internal controls including, but not limited to, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with the Exchange Act, Securities Act and Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. The Company’s internal control over financial reporting is effective and there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated). Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting .

(ee)
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ff)
(i) The Company and the Bank are in compliance with all laws and regulations administered by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), the Pennsylvania Department of Banking and Securities and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect; and (ii) the deposit accounts of the Bank are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

(gg)
The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of Preferred Stock” and “Description of the Series C Preferred Stock”, insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Material United States Federal Income Tax Considerations” and “Certain ERISA Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute a fair and accurate summary of such terms or provisions, as applicable, in all material respects;

(hh)
The Company has not taken, directly or indirectly (except through any Underwriter or any affiliate thereof, as to which no representation is made), any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Securities.

(ii)
The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)
Each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the U.S. Department of the Treasury, the Federal Reserve, the FDIC, the Pennsylvania Department of Banking and Securities and any other applicable federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor the Bank is a party to any written agreement, cease and desist or consent order, or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter,formal or informal action, sanction, limitation or restriction nor has the Company or the Bank adopted any board resolutions at the request of, any Bank Regulatory Authority (collectively, “Banking Enforcement Action”) that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Banking Enforcement Action and there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any report or statement relating to any examinations of the Company of any of its subsidiaries, which in any case specified in the foregoing clauses, to the Company’s or the Bank’s knowledge, is threatened, and with respect to any such case specified in the foregoing clauses, is or would reasonably be expected to be material to, the Company or the Bank. The most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “CRA”) is “needs to improve.” Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, since the Bank’s last CRA compliance examination, the Bank has not received any complaints as to CRA compliance and no adverse changes in the Bank’s CRA composite rating or any component thereof is pending, or to the Company’s or the Bank’s knowledge, threatened, that is material to, or would reasonably be expected to be material to, the Company or the Bank.

2.           Agreements to Sell and Purchase.  Upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, (a) the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth in Schedule I hereto opposite its name, at the purchase price to the Underwriters of $24.2125 per Security and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per Security set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth in Schedule I hereto opposite its name and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 300,000 Optional Securities, at the purchase price per Security set forth in the paragraph above, provided that the purchase price per Optional Security shall be reduced by an amount per Security equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Closing Date (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.           Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representatives’ judgment is advisable.  The Company is further advised by the Representatives that the Securities are to be offered to the public upon the terms and conditions set forth in the Time of Sale Prospectus and the Prospectus.

4.           Payment and Delivery.  Payment for the Securities shall be made to the Company in Federal or other funds immediately available.  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 18, 2015 or at such other time and on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and on the same or such other date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of and payment for the Firm Securities is herein called the “First Closing Date”, such time and date for delivery of and payment for the Optional Securities, if not the First Closing, is herein called the “Second Closing Date”, and each such time and date for delivery and payment is herein called a “Closing Date”.

Payment for the Securities shall be made against delivery to you on the First Closing Date, and, if applicable, the Second Closing Date, for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the applicable Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5.           Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder, on each applicable Closing Date, are subject to the following conditions:

(a)	Subsequent to the Time of Sale and prior to the First Closing Date and the Second Closing Date, as applicable:

(i)
there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)
there shall not have occurred any Material Adverse Change that, in the judgment of the Representatives, makes it impracticable or inadvisable to market, offer, sell or deliver the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus and by this Agreement.

(b)
The Underwriters shall have received on such Closing Date a certificate, satisfactory to them, dated such Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

(c)
The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; the final term sheet contemplated by Section 6(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any free writing prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(d)
The Underwriters shall have received on such Closing Date an opinion of Stradley Ronon Stevens & Young, LLP, outside counsel for the Company, dated such Closing Date, in substantially the form of Annex A hereto.

(e)
The Underwriters shall have received on such Closing Date an opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated such Closing Date, covering such matters as the Representatives may reasonably require; and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f)
The Underwriters shall have received, on each of the date hereof and on each Closing Date, a letter dated the date hereof or the applicable Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of BDO USA LLP and Baker Tilly Virchow Krause, LLP, each of which are independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each of the letters delivered shall use a “cut-off date” not more than three business days prior to the date hereof or such Closing Date, as applicable.

(g)	The Company shall have duly filed the Statement with Respect to Shares with the Department of State of the Commonwealth of Pennsylvania prior to the First Closing Date.

(h)	The Company shall have authorized the Securities to be sold on such Closing Date to be listed on the NYSE.

(i)	On or prior to such Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

6.           Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)
To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement;

(b)
To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433 under the Securities Act following the date the final terms have been established for the offering of the Securities.

(c)
To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities;

(d)
To deliver to each of the Underwriters during the period mentioned in Section 6(i) or 6(j) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(e)
Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object; and to advise you, promptly after the Company receives notice thereof, of the time when any such amendment or supplement has been filed or becomes effective.

(f)
To advise you of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any preliminary prospectus, the Prospectus or any other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(g)
To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(h)
Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(i)
If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(j)
If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(k)
To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith the Company will not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

(l)
To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m)
Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including any filing fees payable to the Commission relating to the Securities, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) half of the aggregate reasonable fees and disbursements of counsel for the underwriters in connection with this offering (provided that the fees and disbursements of counsel for the underwriters pursuant to this clause (iii), clause (iv) and clause (v) shall not exceed $150,000 in the aggregate), (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum (provided that the fees and disbursements of counsel for the underwriters pursuant to this clause (iv), clause (iii) and clause (v) shall not exceed $150,000 in the aggregate), (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority (provided that the fees and disbursements of counsel for the underwriters pursuant to this clause (v), clause (iii) and clause (iv) shall not exceed $150,000 in the aggregate), (vi) any fees charged by the rating agencies for the rating of the Securities, (vii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the NYSE or another national securities exchange, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and charges of any trustee, transfer agent, registrar or depositary, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel (to the extent such fees and disbursements of their counsel are not paid by the Company pursuant to clauses (iii) – (v)), transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(n)
During the period beginning on the date hereof and continuing to and including the date 30 days after the date hereof, not to offer, sell, pledge, contract to sell, sell or grant any option, right, or warrant to purchase, make any short sale or otherwise dispose of any securities of the Company, or any securities that are exchangeable for or convertible into securities of the Company, in each case that, in the judgment of the Representatives, are substantially similar to the Securities other than (i) the Securities or (ii) as permitted with the prior written consent of the Representatives to release this lock-up on behalf of the Underwriters.

(o)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”

(p)	To use its best efforts to cause the Securities to be listed on the NYSE promptly after the date of this Agreement.

7.           Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.           Indemnity and Contribution.  2) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the respective directors, officers, employees and partners of each Underwriter and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)
Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the following: paragraphs 13 and 15 under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus.

(c)
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a)or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)
To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or b) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Securities as set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e)
The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)
The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.           Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to any Closing Date i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT or the NASDAQ Global Market, ii) trading of any securities of the Company shall have been suspended on the NYSE, iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Pennsylvania State authorities or v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis, either within or outside of the United States, that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it impracticable or inadvisable, in the judgment of the Representatives, to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)
If, on the First Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter.  If, on the First Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the First Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on a Second Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional Shares and the aggregate number of Optional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Optional Shares to be purchased on such Second Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Optional Shares to be sold on such Second Closing Date or (ii) purchase not less than the number of Optional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(b)
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.           Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) and represents the entire agreement between the Company and the Underwriters with respect to the subject matter hereof.

12.           Arms’ Length Terms. The Company acknowledges that in connection with the offering of the Securities: vi) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, vii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and viii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13.           Representations and Indemnities to Survive. The respective representations, warranties, indemnities, rights of contribution and agreements of the Company and the Underwriters set forth in or made pursuant to this Agreement will survive delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.           Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at the addresses set forth above; and if to the Company shall be delivered, mailed or sent to the address of the Company set forth in the Registration Statement, Attention:  Jay S. Sidhu (facsimile: 610-374-5160; email: jsidhu@ customersbank.com).

18.           USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters may be required to obtain, verify and record information that identifies the Company, which information may include the name and address of the Company, as well as other information that will allow the Underwriters to properly identify the Company.

[Next page is signature page.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing below.

Very truly yours, CUSTOMERS BANCORP, INC.
By:	/s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: EVP and Chief Financial Officer

Accepted as of the date hereof: MORGAN STANLEY & CO. LLC
By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: ED
UBS SECURITIES LLC
By:	/s/ Anna Kawa
Name: Anna Kawa
Title: Executive Director

By:	/s/ Mehdi Manii
Name: Mehdi Manii
Title: Director

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities To Be Purchased	Number of Optional Securities To Be Purchased if Maximum Option Exercised

Morgan Stanley & Co. LLC	900,000	135,000
UBS Securities LLC	900,000	135,000
Janney Montgomery Scott LLC	200,000	30,000

Total	2,000,000	300,000

SCHEDULE II

Time of Sale Information

(a)
Issuer Free Writing Prospectus:  Final term sheet related to the securities, submitted for filing with and accepted by the Commission on May 11, 2015 and appearing on EDGAR with a filing date of May 11, 2015.

(b)	Additional Documents Incorporated by Reference: None.

SCHEDULE III

Final Term Sheet

Customers Bancorp, Inc.

Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C

Pricing Term Sheet

Issuer:	Customers Bancorp, Inc.

Title of Security:	Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”)

Size:	$50,000,000 (representing 2,000,000 shares), or $57,500,000 (representing 2,300,000 shares) if the underwriters exercise their option to purchase additional shares in full

Maturity:	Perpetual

Liquidation Preference:	$25 per share

Dividend Rate (Non-Cumulative):
At a rate per annum equal to 7.00% up to but excluding June 15, 2020; from and including June 15, 2020 until the redemption date (if any), at a floating rate per annum equal to three-month U.S. dollar LIBOR plus a spread of 5.30% per annum; in each case, only when, as and if declared.

Dividend Payment Dates:	March 15, June 15, September 15 and December 15 each year, commencing September 15, 2015

Redemption:
At the Issuer’s option (i) on any dividend payment date occuring on or after June 15, 2020, in whole or in part, at a redemption price equal to $25 per share, plus the per share amount of any declared and unpaid dividends and (ii) in whole but not in part at any time within 90 days following the occurrence of a “regulatory capital treatment event,” as described in the prospectus supplement, at a redemption price equal to $25 per share, plus any declared and unpaid dividends.

Trade Date:	May 11, 2015

Settlement Date:	May 18, 2015 (T+5)

Public Offering Price:	$25 per share

Underwriting Discount:	$0.7875 per share

Net Proceeds (before expenses) to the Issuer:	$48,425,000, or $55,688,750 if the underwriters exercise their option to purchase additional shares in full

Listing:	The Issuer intends to file an application to list the shares of Series C Preferred Stock on the New York Stock Exchange under the symbol “CUBIPrC”.

CUSIP/ISIN:	23204G 407 / US23204G4073

Joint Book-Running Managers:	Morgan Stanley & Co. LLC UBS Securities LLC

Co-Manager:	Janney Montgomery Scott LLC

The issuer has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents incorporated by reference therein for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649 or UBS Securities LLC at 1-888-827-7275.

III-2

ANNEX A

Forms of Opinion of Counsel for the Company